Exhibit 10.4

AMERISOURCEBERGEN CORPORATION

NONQUALIFIED STOCK OPTION GRANT TO EMPLOYEE

Participant:	Name

Number of Shares
Subject to Options:	Shares

Exercise Price:

Date of Grant:

Termination Date:

RECITALS

A.            By authority of the Board of Directors of AmerisourceBergen Corporation (the “Company”), the Company has adopted The AmerisourceBergen Corporation Omnibus Incentive Plan (the “Plan”) and as a result, shares thereunder are available for grant to employees of the Company and its direct and indirect parent and subsidiaries.

B.            The Administrator has decided to make a stock option grant as an inducement for the Participant to continue in the Service of the Company (or any Parent or Subsidiary) and to promote the best interests of the Company and its stockholders.

C.            All capitalized terms in this Agreement, to the extent not otherwise defined in one or more provisions of this Agreement, shall have the meanings assigned to them in the Plan.

NOW, THEREFORE, in consideration of the foregoing and the premises contained herein and intending to be legally bound:

1.                                      Grant of Option.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase shares of common stock of the Company (“Shares”) at an exercise price of $______ per Share (the “Exercise Price”). The Option shall become exercisable according to Section 2 below.

2.                                      Exercisability of Option.  Subject to the provisions of Section 7, the Option shall vest and become exercisable as of the following dates, if the Participant is in Service as of the applicable date:

Date	Percentage Exercisable
25%
25%
25%
25%

Notwithstanding the above but subject to Section 7, the Option shall continue to vest and become exercisable following the Participant’s cessation of Service if such cessation is due to the Participant’s Voluntary Retirement (as defined below).

For purposes of this Agreement, “Voluntary Retirement” means any voluntary termination by the Participant as an employee of the Company (or any Parent or Subsidiary) (i) after reaching age sixty-two (62) and completing sixty (60) full months of continuous employment with the Company and/or its Parent or Subsidiaries or (ii) after reaching age fifty-five (55) where the Participant’s age plus years of continuous employment with the Company and/or its Parent or Subsidiaries equals at least seventy (70).

3.                                      Term of Option.

(a)                   The Option shall have a term of seven years from the date of grant and shall terminate at the expiration of that period on ____________(the “Expiration Date”), unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)                     The option term specified in Section 3(a) shall terminate (and the Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(i)                                     Should the Participant cease to remain in Service for any reason other than a voluntary termination or for Cause while the Option is outstanding, then the Participant (or any other person or persons exercising the Option) shall have a one (1)-year period measured from the date of such cessation of Service during which to exercise the Option, but in no event shall this option be exercisable at any time after the Expiration Date.

(ii)                                  Should the Participant’s Service terminate by reason of his or her voluntary termination (other than due to the Participant’s Voluntary Retirement) then the Participant (or any other person or persons exercising the Option) shall have a three (3)-month period measured from the date of such cessation of Service during which to exercise the Option, but in no event shall this option be exercisable at any time after the Expiration Date.

(iii)                               The applicable period of post-Service exercisability in effect pursuant to the foregoing provisions of this Section 3(b) shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of the Option or the immediate sale of the Shares acquired under the Option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of the Option beyond the Expiration Date.

(iv)                              Should the Participant’s Service be terminated for Cause, or should the Participant otherwise engage in conduct constituting grounds for termination for Cause while the Option is outstanding, then the Option, whether or not vested and exercisable, shall terminate immediately and cease to be outstanding.

(b)                   During the limited period of post-Service exercisability, the Option may not be exercised in the aggregate for more than the number of Shares for which the Option is, at the time of the Participant’s cessation of Service, vested and exercisable pursuant to the schedule specified in Section 2.  Except as otherwise provided in Section 2 or except to the extent (if any) specifically authorized by the Administrator pursuant to an express written agreement with the Participant, the Option shall not vest or become exercisable for any additional Shares following the Participant’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, the Option shall terminate and cease to be outstanding for any Shares for which the Option has not otherwise been exercised.

4.                                      Exercise Procedures.

(a)                   In order to exercise the Option with respect to all or any of the Shares for which the Option is at the time exercisable, the Participant (or any other person or persons exercising the Option) must take the following actions:

(i)                         Execute and deliver to the Company a notice of exercise (in the form prescribed by the Company) as to the Shares for which the Option is exercised or comply with such other procedures as the Company may establish for notifying the Company of the exercise of the Option for one or more Shares.

(ii)                      Pay the aggregate Exercise Price for the purchased Shares in one or more of the following forms:

(A)                   cash or check made payable to the Company;

(B)                   by having the Company withhold Shares otherwise available upon exercise of the Option with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price for the purchased Shares; or

(C)                   through a “cashless exercise” procedure approved by the Company pursuant to which the Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in accordance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the notice of exercise (or other notification procedure) delivered to the Company in connection with the Option exercise.

(iii)                   Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than the Participant) have the right to exercise the Option.

(iv)                  Make appropriate arrangement with the Company for the satisfaction of all Taxes required to be withheld in connection with the Option exercise.

(b)                   The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Administrator, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Participant (or other person or persons exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Administrator deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts of federal, state and local income and employment taxes required to be withheld in connection with the exercise of the Option (“Taxes”), if applicable.

5.                                      Change in Control.  The provisions of the Plan applicable to a Change in Control shall apply to the Option, and the Administrator may take such actions as it deems appropriate pursuant to the Plan.

6.                                      Restrictions on Exercise.  Only the Participant may exercise the Option during the Participant’s lifetime.  After the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, the Participant’s designated beneficiary or beneficiaries of the Option or by the person or persons who acquire the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.                                      Special Forfeiture and Repayment Rules.

(a)                   The Participant hereby acknowledges and agrees that in the event that the Participant experiences a Triggering Event (as defined in the Plan) and unless the Administrator or its delegate determines otherwise, then:

(i)                         any portion of the Option that remains unexercised as of the date the Administrator determines that the Participant has experienced a Triggering Event, regardless of whether the Option is vested or unvested as of that date, shall be immediately and automatically forfeited; and

(ii)                      if the Participant (or his permitted transferee) exercised all or a portion of the Option within the 12-month period immediately prior to the date of the acts or omissions that gave rise to such Triggering Event or anytime thereafter, within 10 days of receiving written notice from the Company that a Triggering Event has occurred, the Participant shall pay to the Company an amount equal to the product of the number of Shares as to which the Option was exercised, multiplied by the excess, if any, of the Fair Market Value per share on the date of exercise over the Exercise Price of the Option.

(b)                   The Administrator or its delegate shall determine in its sole discretion whether a Triggering Event has occurred with respect to the Participant.

(c)                    The Participant hereby acknowledges and agrees that the restrictions contained in the Plan are being made for the benefit of the Company in consideration of the Participant’s receipt of the Option. The Participant further acknowledges that the receipt of the Option is a voluntary action on the part of the Participant and that the Company is unwilling to provide the Option to the Participant without including the restrictions contained in the Plan.

(d)                   The Participant hereby consents to a deduction from, and set-off against, any amounts owed to the Participant by the Company or its affiliates from time to time (including, but not limited to, amounts owed to the Participant as wages, severance payments or other fringe benefits) to the extent of the amounts owed to the Company by the Participant under this Agreement.

(e)                    The Special Forfeiture and Repayments provisions of this Agreement and the Plan are in addition to, not in lieu of, any other obligation and/or restriction that the Participant may have with respect to the Company, whether by operation of law, contract, or otherwise, including, without limitation, any non-competition and non-solicitation obligations contained in an employment agreement entered into by and between the Participant and the Company or any of its affiliates.

(f)                     The Participant hereby further agrees that the Participant shall be subject to any clawback, recoupment or other similar policy that the Company adopts and acknowledges and agrees that the Option hereunder granted, the Shares issued or to be issued and/or amounts paid or to be paid hereunder and/or amounts received with respect to any sale of such Shares, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of such policy.  The Participant agrees and consents to the Company’s application, implementation and enforcement of (i) any such policy established by the Company that may apply to the Participant and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate such policy or applicable law without further consent or action being required by the Participant.  To the extent that the terms of this Agreement and such policy conflict, then the terms of such policy shall prevail.

8.                                      Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to Taxes, (ii) the Special Forfeiture and Repayment Rules provisions of the Plan, (iii) the registration, qualification or listing of the Shares, (iv) capital or other changes of the Company and (v) other requirements of applicable law. The Participant has received a copy of the Plan, a copy of which is attached hereto, has been provided with the opportunity to read the Plan and is familiar with the terms and provisions thereof.  The Participant hereby acknowledges receipt of the prospectus for the Plan, a copy of which is attached hereto.  The Administrator shall have the authority to interpret and construe the Option in accordance with this Agreement and pursuant to the terms of the Plan, and its decision shall be binding and conclusive as to any questions arising hereunder.

9.                                      No Employment Rights.  The grant of the Option shall not confer upon the Participant any right to continue in Service and shall not interfere in any way with the right of the Company (or any Parent or Subsidiary) to terminate the Participant’s Service at any time. The right of the Company (or any Parent or Subsidiary) to terminate at will the Participant’s Service at any time for any reason is specifically reserved.

10.                               Tax Consequences.  The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s tax liability in connection with the grant, vesting or exercise of the Option. The Participant is not relying on any statements or representations of the Company or any of its agents in regard to such liability. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

11.                               Assignment and Transfers.  The rights and interests of the Participant under this Agreement may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of other than by will or by the laws of descent and distribution.

12.                               Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and determined in accordance with the laws of the state of Delaware, without giving effect to conflicts of laws principles thereof.

13.                               Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Compensation Committee at 1300 Morris Drive, Chesterbrook, PA 19087, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by overnight courier or telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14.                               Rights to Adjust.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.                               Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries of the Option designated by the Participant.

16.                               GRANT ACCEPTANCE.  YOU MUST ACCEPT THE TERMS OF THIS AGREEMENT WITHIN 60 DAYS OF RECEIPT IN ACCORDANCE WITH THE PROCEDURES SPECIFIED BY THE COMPANY.  IF YOU DO NOT ACCEPT THE TERMS AS INSTRUCTED, THIS AGREEMENT WILL AUTOMATICALLY, WITHOUT FURTHER ACTION OF THE COMPANY OR THE ADMINISTRATOR, TERMINATE AND THE AWARD WILL BE FORFEITED AT MIDNIGHT ON THE 60TH DAY.  ACCEPTANCE OF THIS AGREEMENT CONSTITUTES YOUR CONSENT TO ANY ACTION TAKEN UNDER THE PLAN AND THIS AGREEMENT AND YOUR AGREEMENT TO BE BOUND BY THE COVENANTS AND AGREEMENTS CONTAINED IN ATTACHMENT A AND ATTACHMENT B OF THE PLAN.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement effective as of the date of grant.

AMERISOURCEBERGEN CORPORATION